Exhibit 99.1
EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”), dated as of December 9, 2008, is entered into by and between deltathree, Inc., a Delaware corporation (“Inc.”) and deltathree, Ltd., an Israeli corporation (“Ltd.”, and together with Inc., the "Company"), on the one hand, and Effi Baruch, an individual ("Executive") on the other hand.

W I T N E S S E T H:

WHEREAS, the Company desires to enter into an agreement to set out the terms and conditions of Executive's employment by the Company from and after the Effective Date (as such term is defined below); and

WHEREAS, Executive desires to accept employment in the Company from and after the Effective Date under those terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:

1.	Employment.

(a)           Agreement to Employ.  Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

(b)           Term of Agreement.  Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Executive's continued employment hereunder shall commence on or about December 9, 2008 (the "Effective Date") and shall continue indefinitely thereafter. The period commencing on the Commencement Date and ending on the date of the termination of Executive’s employment pursuant to Section 5(a) below shall be referred to as the "Employment Period”.

2.	Position and Duties.

(a)    In General.  Executive shall be employed as interim Chief Executive Officer and shall perform such duties and services, consistent with such position and its current duties and services for the Company, and as may be assigned to him from time to time by the Board of Directors.  The duties of the Executive shall include serving as an officer or director  or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of the Company means any entity that controls, is controlled by or is under common control with the Company.  Executive shall report to the Board of Directors and shall be subject to the supervision of, and shall have such authority as is delegated by the Board, which authority shall be sufficient to perform Executive’s duties hereunder. Executive shall be  employed  directly (for the purposes of work location, pay practices and applicable working laws) by Ltd.

(b)    Full-time Employment.  During the Employment Period, Executive shall devote his full business time to the services required of him hereunder, except for (i) time devoted to services required by him to be performed for any "Affiliate" of the Company hereunder, (ii) vacation time and (iii) reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgment, skill and energy to perform such services in a manner consistent with the duties of his position and to improve and advance the business and interests of the Company. Executive shall not be engaged in any other business activity which, in the reasonable judgment of the Board of Directors, conflicts with the duties of the Executive under this Agreement. In such event, Executive shall receive five days’ written notice from the Company to disengage from such business activity. Executive may serve on the board of directors or on advisory boards of other corporations which do not directly compete with the Company; provided, however, that, in such case, Executive shall be charged with ½ vacation day for every four hours spent at such meeting during business hours.  Executive may be required from time to time to travel to a location or locations that Executive and/or the Board of Directors believes is necessary or advisable, in the performance by Executive of his duties hereunder or to the extent appropriate to improve and advance the interests of the Company and its Affiliates.  There is no formal disciplinary procedure, but Executive is expected at all times to behave in a manner befitting his employment.

3.	Compensation

(a)    Base Salary.  During the Employment Period, the Company shall pay Executive a base salary at the annual rate of US$156,000 ($13,000 per month, or the pro rata portion thereof), payable in accordance with the Company’s customary payroll practices (the “Base Salary”). Payments shall be be made in NIS according to the official exchange rate as published by by the Bank of Israel on the date of such payments.

The Executive's annual base salary shall be adjusted as of January 15 of each year (beginning 2010) by the percentage change in the Cost of Price Index (“Maddad”) during the preceding year.

                (b)    Performance Incentive Plan.  During the Employment Period, Executive shall be eligible to participate in the Company's Amended and Restated 2004 Stock Incentive Plan.  In addition, the Executive shall be entitled to receive an annual bonus under the Company’s then-applicable bonus plan equal to up to three (3) months’ salary based on performance criteria that shall be jointly agreed upon by Executive and the Company.  If the Company shall amend or terminate its bonus plan in a manner that would reduce the opportunity of Executive to earn an incentive bonus as provided under the bonus plan, the Company shall provide a substitute arrangement so that Executive's total bonus opportunity will not be materially reduced.

(c)    Stock Incentive Plan.  The Company shall grant Executive an award of non-qualified stock options (the “Option”), under the Company's 2004 Stock Incentive Plan (the “Plan”), as set forth in the option agreement to be entered into between the Company and the Executive.

(d)    Periodic Compensation Evaluation. The Compensation Committee shall meet periodically (but not less frequently than annually) to evaluate Executive’s performance and average industry competitive compensation standards. The committee will consider additional Option grants and/or Base Salary compensation at its discretion based on this evaluation.

4.	Benefits, Perquisites and Expenses.

(a)    Benefits.  During the Employment Period, Executive shall be eligible to participate in all benefits sponsored or maintained by the Company, in each case, whether now existing or established hereafter, on the same basis as generally made available to other management-level employees of the Company.

 (b)    Perquisites.  During the Employment Period, Executive shall be entitled to 20 working days vacation annually and shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the relevant Israeli laws and  then current policies and practices of the Company.  Executive shall not be entitled to receive remuneration for unused vacation and shall not be permitted to carry-over more than 10 unused vacation days to the following year, unless Executive receives the written consent from the Compensation Committee  prior to September 30 of such year.

(c)    Business Expenses.  During the Employment Period, the Company shall pay or reimburse Executive for all reasonable business expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.

(d)    Indemnification.  The Company shall indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws in effect on the date hereof. The Company confirms that it has purchased Officers (“D and O”) Insurance in reasonable coverage amounts that it believes will cover said claims against the Executive.

5.	Termination of Employment.

(a)    Termination of the Employment Period.  The Employment Period shall end upon the earliest to occur of (i) a Termination for Cause or (ii) a Termination Without Cause.  The Company may initiate a termination in any manner permitted hereunder by giving the Executive written notice thereof.

 (b)    Payments Upon Certain Terminations.

(i)       Termination Without Cause.  In the event that Executive's employment is terminated by the Company Without Cause, the Company shall pay Executive his Earned Salary and Vested Benefits (as such terms are hereinafter defined).  The terminating party (other than in the event of termination due to disability) shall provide to the other party ninety (90) days written notice.

(ii)      Termination for Cause.  In the event of a Termination by the Company for Cause or by the Employee for any reason, the Company shall pay Executive his Earned Salary and Vested Benefits and the Company shall provide written notice only for as many days as required under applicable law.

 (c)    Timing of Payments.  Earned Salary shall be paid in a single lump sum as soon as practicable, but in no event later than the date as set by law following the end of the Employment Period or the day such Earned Salary would have been payable under the Company's normal payroll practices.  Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued except as otherwise expressly modified by this Agreement.

 (d)    Definitions.  The following capitalized terms have the following meanings:

"Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends.

"Termination for Cause" means a termination of Executive's employment by the Company due to (i) Executive's conviction of a felony or the entering by Executive of a plea of nolo contendere with respect to a charged felony, provided however that the felony it is related to the Executive Employment or will impact the capabilities of the Executive to perform his duties; (ii) Executive's gross negligence, recklessness, dishonesty, or fraud, willful malfeasance or willful misconduct in the performance of the services contained in this Agreement; (iii) a willful failure without reasonable justification of Executive to comply with a reasonable written order of the Board of Directors; or (iv) a willful and material breach of Executive’s duties or obligations under this Agreement, including, without limitation, Executive’s failure to devote full business time to the Company in accordance with Section 2(b) of this Agreement.  Notwithstanding the foregoing, a termination shall not be treated as a Termination for Cause unless the Company shall have delivered a written notice to Executive stating that it intends to terminate his employment for Cause and specifying the factual basis for such termination, and the event or events that form the basis for the notice, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

"Termination Without Cause" means any termination by the Company of Executive's employment hereunder other than  (i) a Termination due to Retirement or (ii) a Termination for Cause.

               "Vested Benefits" means amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company, including the Option (to the extent provided in Section 3(c)), at or subsequent to the date of his termination without regard to the performance by Executive of further services or the resolution of a contingency and expenses incurred prior to termination of employment that are reimbursable under Section 4(c).

(d)    Full Discharge of Company Obligations., The amounts payable to Executive pursuant to this Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be subject to Israeli Labour Laws in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries or Affiliates.  Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries and Affiliates, other than Executive's rights to indemnification under Section 4(d).

6.	Confidential Information; Non-Solicitation; Agreement Not to Compete With Company

Upon and following execution of this Agreement, Employee shall remain bound and subject to all of the terms and conditions of the Non-Disclosure, Non-Solicitation, Non-Competition and Inventions Agreement previously entered into by the Company and Executive, attached hereto as Exhibit A (the “Non-Disclosure Agreement”).

7.	Return of Company Property

Promptly (and at the latest within ten business days) following Executive's termination of services, Executive shall:

(i)
return to the Company any and all documents, records, notebooks, computer diskettes and tapes and anything else containing the Company's Confidential Information (as defined in the Non-Disclosure Agreement), and any other property or Confidential Information of the Company or its Affiliates, including all copies thereof in Executive's possession, custody or control; and

(ii)	delete from any computer or other electronic storage medium owned by Executive any of the proprietary or Confidential Information of the Company or its Affiliates.

8.	Injunctive Relief to Avoid Irreparable Injury

(a)    Executive acknowledges and agrees that the individualized services and capabilities that he will provide to the Company under this Agreement are of a personal, special, unique, unusual, extraordinary and intellectual character.

(b)           Executive acknowledges and agrees that because the internet telephony and web communications industry is globally integrated and that its constituent companies are dependent for their survival on protection of their confidential information which is highly advanced and technical and on carefully developed knowledge of customer systems and requirements, the restrictions in this Agreement and in the Non-Disclosure Agreement are reasonable to protect the Company's rights and to safeguard the Company's and it Affiliates' Confidential Information.

(c)           Executive acknowledges and agrees that the covenants and obligations of Executive with respect to non-competition, non-solicitation, confidentiality and Company property set forth herein and in the Non-Disclosure Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its Affiliates irreparable injury for which adequate remedies are not available at law.  Executive therefore agrees that the Company shall be entitled to an order of specific performance, injunction, restraining order or such other interim or permanent equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this Agreement.  Executive acknowledges and agrees that if any one or more of any part of such restrictions shall be rendered or judged invalid or unenforceable, such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity of the remaining provisions.

(d)           These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

9.	Notices

All notices and other communications required or permitted hereunder shall be sufficiently given if (a) delivered personally, (b) sent by facsimile transmission or email (with confirmation received), (c) delivered by a nationally-recognized courier service, or (d) mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

If to the Executive, to the Executive at:

Effi Baruch
Address : Yehoshua Bitzur 5/8
Jerusalem, Israel
effi.baruch@deltathree.com

If to the Company, to the Company at

deltathree, Ltd.
Jerusalem Technology Park – Building #9
Jerusalem 91481, Israel
Attention: General Counsel
peter.friedman@deltathree.com

or to such other address as shall be furnished by notice from time to time by one party hereto to the other party.  Any such communication shall be deemed to have been given, (i) in the case of personal delivery, on the date of delivery, (ii) when sent by confirmed facsimile or confirmed email if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) one day after deposit with a nationally-recognized courier service, specifying next day delivery with written verification of receipt.

10.           Amendments

This Agreement may not be altered, amended or added to except in a single writing signed by the Company and the Executive.

11.           Waiver of Breach

A waiver or breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

12.           Headings

The headings of sections in this Agreement are for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement.

13.           Arm's Length

This Agreement was entered into at arm's length, without duress or coercion, and is to be interpreted as an agreement between parties of equal bargaining strength.  Both the Company and the Executive agree that this Agreement is clear and unambiguous as to its terms, and that no parole or other evidence will be used or admitted to alter or explain the terms of this Agreement, but that it will be interpreted based on the language within its four corners in accordance with the purposes for which it is entered into.

14.           Successors and Assigns

This Agreement will inure to the benefit of, and will be binding upon, the Company, its successors and assigns and upon the Executive and his heirs, successors and assigns; provided, however, that, because this is an Agreement for personal services, the Executive cannot assign any of his obligations under this Agreement without the consent of the Company (which such consent may be withheld in the Company’s sole discretion).

15.           Governing  Law

Any questions or other matters arising under this Agreement, whether of validity, interpretation, performance or otherwise, will be governed by and construed in accordance with the laws of the State of Israel.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by the Company and Executive and on the dates shown below, but effective as of the Effective Date.

Date: December 9, 2008                                                                       /s/ Effi Baruch
Effi Baruch

DELTATHREE, INC.

Date: December 9, 2008                                                                        By: /s/ Lior Samuelson
 Name: Lior Samuelson
 Title: Chairman of the Board

EXHIBIT A

Non-Disclosure Agreement

Attached hereto.